UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 11, 2019

NUTANIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37883	27-0989767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1740 Technology Drive, Suite 150
San Jose, California 95110
(Address of principal executive offices, including zip code)

(408) 216-8360
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	NTNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 11, 2019, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of Nutanix, Inc. (the "Company") approved certain compensation arrangements with the Company’s named executive officers (the "Named Executive Officers"): Dheeraj Pandey, the Company's Chief Executive Officer and Chairman; Duston Williams, the Company's Chief Financial Officer; David Sangster, the Company's Chief Operating Officer; and Tyler Wall, the Company's Chief Legal Officer.
The Named Executive Officers will continue to participate in the Company's Executive Incentive Compensation Plan at the following target awards for the Company's fiscal year ending July 31, 2020:
•Dheeraj Pandey: $600,000;
•Duston Williams: $300,000;
•David Sangster: $300,000; and
•Tyler Wall: $175,000.
Mr. Pandey also received a grant of 200,000 restricted stock units (the "Performance RSUs") that may vest based on the achievement of an average stock price of $65 over an approximately 4.5-year performance period (the "Performance Period"), and subject to Mr. Pandey’s continuous service to the Company on each vesting date. The average stock price will be calculated based on the average closing price of one share of the Company’s Class A Common Stock ("Common Stock") as reported on the Nasdaq Stock Market during the 180-day period ending on the last trading day prior to each measurement date (as applicable, the "Average Stock Price"). The Average Stock Price will be measured once per quarter during the Performance Period, and:
•If the Average Stock Price on any given quarterly measurement date does not equal or exceed $65, then none of the Performance RSUs will vest that quarter, and any unvested Performance RSUs will carry over to the next quarter (the "Carryover RSUs");
•If the Average Stock Price on any given quarterly measurement date equals or exceeds $65, then 1/18th of the Performance RSUs plus the applicable Carryover RSUs, if any, would vest; and/or
•If the Average Stock Price never equals or exceeds $65 during the Performance Period, the Performance RSUs would terminate at the end of the Performance Period.

Item 5.07. Submission of Matters to a Vote on Security Holders.
On December 13, 2019, the Company held its 2019 Annual Meeting of Stockholders. The following proposals were voted upon and the final voting results with respect to each such proposal are set forth below:
Proposal 1. Election of Directors. The Company's stockholders elected the following Class III director nominees to serve until the annual meeting of stockholders to take place after the end of the fiscal year ending July 31, 2022, and until their respective successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
Ravi Mhatre	268,251,094	19,948,794	43,276,005
Dheeraj Pandey	271,001,823	17,198,065	43,276,005
Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm for the Fiscal Year Ending July 31, 2020. The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2020.

For	Against	Abstain
330,916,553	243,389	315,951
Proposal 3. Non-Binding Advisory Vote on the Compensation of the Company's Named Executive Officers. The Company's stockholders approved, on a non-binding advisory basis, the compensation of the Company's Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
265,795,720	22,164,025	240,143	43,276,005
Proposal 4. Approval of Amendment of 2016 Employee Stock Purchase Plan. The Company's stockholders approved certain amendments to the Company's 2016 Employee Stock Purchase Plan, or the ESPP, including an amendment to increase the maximum number of shares of Common Stock authorized for sale thereunder by 9,200,000 shares.

For	Against	Abstain	Broker Non-Votes
286,136,061	1,887,496	176,331	43,276,005
No other matters were submitted for stockholder action at the 2019 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTANIX, INC.

Date: December 16, 2019	By:	/s/ Duston M. Williams
Duston M. Williams
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)